                             THE VANTAGEPOINT FUNDS

                              CORE BOND INDEX FUND
                              500 STOCK INDEX FUND
                             BROAD MARKET INDEX FUND
                          MID/SMALL COMPANY INDEX FUND
                           OVERSEAS EQUITY INDEX FUND

                          777 NORTH CAPITOL STREET, NE
                                    SUITE 600
                             WASHINGTON, D.C. 20002


                              ---------------------

                              INFORMATION STATEMENT

                              ---------------------


This Information Statement is being furnished by the Board of Directors of The Vantagepoint Funds (the "VP Funds") to inform shareholders of the Core Bond Index Fund, 500 Stock Index Fund, Broad Market Index Fund, Mid/Small Company Index Fund and Overseas Equity Index Fund (collectively, the "Index Funds") about recent changes related to the Index Funds, including a new subadvisory arrangement. These changes were made by the Board of Directors of the VP Funds on the recommendation of the Index Funds' investment adviser, Vantagepoint Investment Advisers, LLC ("VIA"), without shareholder approval as is permitted by a May 8, 2000 order of the Securities and Exchange Commission ("SEC"). WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed to shareholders of each Index Fund on or before March 29, 2004.


                                  INTRODUCTION

VIA is the investment adviser for each of the VP Funds. VIA employs a so-called "manager of managers" arrangement in managing the VP Funds. This permits VIA, subject to approval by the Board of Directors, to hire, terminate or replace unaffiliated subadvisers, and to modify material terms and conditions of a subadvisory agreement (including the fees payable by VIA under those subadvisory agreements). VIA recommended and the Board of Directors has approved the appointment of Mellon Capital Management Corporation ("Mellon Capital") as subadviser to each Index Fund. This Information Statement informs you of that change as well as certain other changes approved by the Board of Directors.

Section 15(a) of the Investment Company Act of 1940 (the "1940 Act") generally requires that each fund's shareholders approve all agreements pursuant to which persons serve as investment adviser or subadviser to the fund. In order to use the "manager or managers" authority discussed above, the VP Funds and VIA requested and received an exemptive order (the "SEC Order") on May 8, 2000 from the SEC. The SEC Order exempts VIA and the VP Funds from the shareholder voting requirements of Section 15(a) of the 1940 Act and allows the VP Funds' Board of Directors, subject to certain conditions, to appoint a new unaffiliated subadviser and approve a new subadvisory agreement on behalf of a fund without a shareholder vote.

Consistent with the SEC Order, the Board of Directors, including the Directors who are not "interested persons" of the VP Funds or of VIA under the 1940 Act, appointed Mellon Capital as the subadviser for each Index Fund and approved each subadvisory agreement with Mellon Capital. As discussed later in this Information Statement, the Board of Directors carefully considered the matter and concluded that the appointment of Mellon Capital under the terms of each subadvisory agreement was in the best interests of each Index Fund and its shareholders.

As a condition to relying on the SEC Order, VIA and the VP Funds are required to furnish shareholders of each Index Fund with notification of the appointment of a new unaffiliated subadviser within ninety days from the date that the subadviser is hired. This Information Statement serves to provide such notice and give details of the new arrangement.




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               APPOINTMENT OF A NEW SUBADVISER FOR THE INDEX FUNDS
                            AND CERTAIN OTHER CHANGES

Prior to March 8, 2004 the Index Funds operated under a master-feeder structure. Under that arrangement, each Index Fund was structured as a "feeder" fund and sought to accomplish its investment objective by investing all of its assets in a portfolio of the Master Investment Portfolios ("MIPs" and each separate series a "MIP"). The MIPs is an investment company registered under the 1940 Act, and Barclays Global Fund Advisors ("Barclays") serves as its investment adviser. Each Index Fund invested its assets or "fed" into a MIP that, in turn, invested substantially all of its assets in securities in accordance with investment objectives, policies and restrictions that were substantially similar to those of the corresponding "feeder" Index Fund.

When the Index Funds were launched, the use of a master-feeder arrangement was determined to be a better option than a separately managed structure because of the relatively small size of the Index Funds. Now that the Index Funds' assets have grown substantially, VIA believes that it will be more advantageous to the Index Funds and their shareholders to have the portfolios of the Index Funds separately managed by one or more subadvisers. Therefore, as recommended by VIA, the Board of Directors unanimously voted to change the Index Funds to separately managed funds. After a careful search by VIA for an index manager, VIA recommended, and the Board of Directors approved, Mellon Capital to serve as subadviser of each of the Index Funds. Mellon Capital began serving as subadviser of the Index Funds on March 8, 2004 and the arrangement with Barclays was terminated.

There are several benefits to switching to a separately managed structure for the Index Funds. First, with a separately managed structure, each of the Index Funds would have direct ownership and investment control of its assets and investment objective and would not be subject to investment and other risks associated with possible unilateral changes made by Barclays, as adviser to the MIPs, which has occurred on occasion. Further, under a separately managed structure, VIA and the Board of Directors will be able to control the index each Index Fund seeks to track. Mellon Capital has agreed to manage each of the Index Funds to seek to parallel the indexes that were being tracked by the MIPs.


            VIA'S RECOMMENDATION AND THE BOARD OF DIRECTORS' DECISION

VIA recommended the appointment of Mellon Capital as subadviser of the Index Funds after a careful search for an index manager. Mellon Capital was recommended because it demonstrated expertise as an index manager. Before approving VIA's recommendations, the Board of Directors of the VP Funds, at a meeting held on December 11, 2003, considered detailed recommendations, supporting analyses and data presented by VIA.

Among other things, the Board of Directors received from VIA and considered information relating to VIA's recommendation to eliminate the master-feeder arrangement and about Mellon Capital's business, personnel, operations, brokerage and trading policies and practices, code of ethics and other compliance procedures and investment services, including data on the performance of comparable accounts and funds and the portfolio composition of comparable accounts and funds under Mellon Capital's management. The Board of Directors also received information from VIA on its prospective subadviser search process that included on-site interviews of Mellon Capital's key personnel by a team of VIA representatives. VIA provided the Board of Directors with information relating to the expected effect of the change to Mellon Capital on the Index Funds, including information about expected portfolio holdings, average maturity, average duration, average coupon, credit quality of fund holdings and tracking error against each Index Fund's index. In addition, the Board of Directors received and considered information relating to advisory fees and expense ratios of a selected group of comparable funds and the impact of the recommended changes on the Index Funds in terms of the advisory fees that would be paid to Mellon Capital in relation to the Index Fund's total expense ratio and the potential transaction and investment opportunity costs to the Index Funds of transitioning from the MIPs managed by Barclays to Mellon Capital. In reaching its decision to appoint Mellon Capital, the Board of Directors considered the nature and quality of the services expected to be provided to each Index Fund, the investment process of Mellon Capital, the history, reputation and qualifications of Mellon Capital's personnel and certain information relating to Mellon Capital's financial condition, and other relevant factors.




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                           THE SUBADVISORY AGREEMENTS

Each subadvisory agreement between Mellon Capital, each Index Fund and VIA has terms substantially similar to the agreements with other subadvisers to The Vantagepoint Funds, except for the rates of the fees payable by the particular Index Fund to Mellon Capital. Mellon Capital will make all investment decisions for the portion of each Index Fund's assets allocated to it, and will continuously review, supervise and administer each Index Fund's investment program with respect to those assets. Mellon Capital is independent of VIA and discharges its responsibilities subject to the supervision of VIA and the Board of Directors, and in a manner consistent with each Index Fund's investment objectives, policies and limitations. Each new subadvisory agreement with Mellon Capital has an initial term of two years, until December 29, 2005. Thereafter, continuance of each agreement will require annual approval of the VP Funds' Board of Directors, including a majority of the independent directors.

The fees, based on the value of each Index Fund's assets under the subadviser's management, charged by Mellon Capital are:

FUND NAME                            FEE SCHEDULE

Core Bond Index Fund                 First $50 million - 0.05%
                                     Next $50 million - 0.04%
                                     Above $100 million - 0.02%

500 Stock Index Fund                 First $50 million - 0.04%
                                     Next $50 million - 0.03%
                                     Next $900 million - 0.015%
                                     Above $1,000 million - 0.01%

Broad Market Index Fund              First $50 million - 0.05%
                                     Next $50 million - 0.04%
                                     Next $900 million - 0.0175%
                                     Above $1,000 million - 0.01%

Mid/Small Company Index Fund         First $50 million - 0.07%
                                     Next $50 million - 0.06%
                                     Next $900 million - 0.02%
                                     Above $1,000 million - 0.01%

Overseas Equity Index Fund           First $50 million - 0.10%
                                     Above $50 million - 0.06%


                               THE NEW SUBADVISER

Mellon Capital was founded in 1983 and is registered as an investment adviser with the SEC. Mellon Capital is a wholly-owned, indirect subsidiary of Mellon Financial Corporation, a publicly traded bank holding company, and has its principal place of business at 595 Market Street, San Francisco, California 94105. Mellon Capital manages institutional assets for defined benefit and 401(k) pension plans, endowments and other types of institutional investors utilizing quantitative investment processes. Mellon Capital provides global and domestic tactical asset allocation and enhanced indexing investment processes which are intended to outperform benchmarks. Mellon Capital also provides index asset management services. The principal executive officers and directors of Mellon Capital are listed on Exhibit A.

Mellon Capital also serves as subadviser to the Vantagepoint US Government Securities Fund and Vantagepoint Asset Allocation Fund. Mellon Capital does not currently serve as investment adviser to other registered investment companies with investment objectives similar to those of the Index Funds.




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       THE INVESTMENT ADVISER AND THE MASTER INVESTMENT ADVISORY AGREEMENT

VIA, 777 North Capitol Street, NE, Washington, D.C. 20002, is a wholly owned subsidiary of, and controlled by the ICMA Retirement Corporation ("RC"), a retirement plan administrator and investment adviser whose principal investment advisory client is VantageTrust Company ("VantageTrust"). RC was established as a not-for-profit organization in 1972 to assist state and local governments and their agencies and instrumentalities in the establishment and maintenance of deferred compensation and qualified retirement plans for the employees of such public sector entities. These plans are established and maintained in accordance with Sections 457 and 401, respectively, of the Internal Revenue Code of 1986, as amended. RC has been registered as an investment adviser with the SEC since 1983.

VIA is a Delaware limited liability company and is registered as an investment adviser with the SEC.

Joan McCallen serves as President and Chief Executive Officer of RC, President of VIA and President and Principal Executive Officer of the VP Funds. Paul Gallagher serves as Senior Vice President, Secretary and General Counsel of RC, Secretary of VIA and Secretary of the VP Funds. John Bennett serves as Treasurer of the VP Funds, Senior Vice President and Chief Financial Officer of RC and Treasurer of VIA.

VIA provides investment advisory services to each of the VP Funds, including the Index Funds, under a Master Investment Advisory Agreement (the "Advisory Agreement") dated March 1, 1999, as amended on December 1, 2000. VIA's advisory services include fund design, establishment of fund investment objectives and strategies, selection and management of subadvisers, and performance monitoring, and supervising and directing each fund's investments. Additionally, VIA furnishes periodic reports to the VP Funds' Board of Directors regarding the investment strategy and performance of each fund.

Pursuant to the Advisory Agreement, the VP Funds compensate VIA for these services by paying VIA an annual advisory fee assessed against average daily net assets under management in each fund as follows: All funds, except the Index Funds (including the Model Portfolio Funds) - 0.10% and the Index Funds - 0.05%.


                         RECORD OF BENEFICIAL OWNERSHIP

The principal shareholder in the VP Funds is VantageTrust. VantageTrust was established for the purpose of holding and investing the assets of public sector retirement and deferred compensation plans. VantageTrust owns a majority of the outstanding shares of each Index Fund and is considered a "control" person for purposes of the 1940 Act. As of December 31, 2003, the directors and officers of the VP Funds owned less than 1% of the outstanding shares of each Index Fund.


                               GENERAL INFORMATION

DISTRIBUTOR
-----------

ICMA-RC Services, LLC, 777 North Capitol Street, NE, Suite 600, Washington, D.C. 20002, serves as the distributor of the VP Funds' shares pursuant to a Distribution Agreement dated March 1, 1999. ICMA-RC Services, LLC is a wholly-owned subsidiary of RC and an affiliate of VIA. Joan McCallen serves as President of ICMA-RC Services, LLC.

TRANSFER AGENT
--------------

Vantagepoint Transfer Agents, LLC, 777 North Capitol Street, NE, Suite 600, Washington, D.C. 20002, serves as the transfer agent of the VP Funds' shares pursuant to a Transfer Agency and Administrative Services Agreement dated March 1, 1999. Vantagepoint Transfer Agents, LLC is a wholly-owned subsidiary of RC and an affiliate of VIA. Joan McCallen serves as President of Vantagepoint Transfer Agents, LLC.




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ADMINISTRATOR AND CUSTODIAN
---------------------------

VIA and Vantagepoint Transfer Agents, LLC provide administrative services to the VP Funds. In addition, Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, MA 02117, provides certain administrative and sub-transfer agency services to the VP Funds pursuant to an Administration Agreement dated January 21, 1999, as amended December 31, 2001 and a Sub-Transfer Agency and Service Agreement dated February 3, 1999. IBT also serves as custodian for the VP Funds.


                                  HOUSEHOLDING

Only one copy of this Information Statement may be mailed to households, even if more than one person in a household is an Index Fund shareholder of record. If you need additional copies of this Information Statement, please contact the VP Funds toll free at 1-800-669-7400. If you do not want the mailing of this Information Statement to be combined with those for other members of your household, contact the VP Funds in writing at 777 North Capitol Street, NE, Suite 600, Washington, D.C. 20002.


                              FINANCIAL INFORMATION

Shareholders can obtain a copy of the VP Funds' most recent Annual Report and any Semi-Annual Report following the Annual Report, without charge, by writing the VP Funds at 777 North Capitol Street, NE, Suite 600, Washington, D.C. 20002 or by calling the VP Funds toll free at 1-800-669-7400.



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                                    EXHIBIT A


The principal executive officers and directors of Mellon Capital are(1):

NAME                          TITLE
----                          -----

Thomas F. Loeb                Chairman & Chief Executive Officer; Chairman, Board of Directors
William L. Fouse              Chairman Emeritus
Charles J. Jacklin            President; Director
Stephen E. Canter             Director
John J. Nagorniak             Director
Ronald P. O'Hanley            Director
James R. Tufts                Executive Vice President & Chief Operating Officer
Thomas B. Hazuka              Executive Vice President & Chief Investment Officer
Susan M. Ellison              Managing Director, Equity Portfolio Management
David Kwan                    Managing Director, Fixed Income Management & Trading
Vikas Oswal                   Managing Director, Chief Investment Strategist, Asset Allocation
Helen Potter                  Managing Director, Asset Allocation
Ralph P. Goldsticker III      Managing Director, Investment Research
Ramu Thiagarajan              Managing Director, Enhanced Equity Strategies
Brenda J. Oakley              Executive Vice President & Chief Administrative Officer
Gabriela Franco Parcella      Managing Director & General Counsel
Linda Lillard                 Managing Director, Information Technology
Polly Shouse                  Executive Vice President, Houston
Barbara Dougherty             Managing Director, Client Service & Marketing Communication
Richard J. Forster            Managing Director, Marketing, San Francisco
Earl Kleckner                 Managing Director, Marketing, Pittsburgh
Scott Ruddick                 Managing Director, Marketing, Boston



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(1) The address of each person is c/o Mellon Capital Management Corporation,
595 Market Street, San Francisco, California 94105.




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